EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2021, with respect to the consolidated financial statements included in the Annual Report of Resource REIT, Inc. on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said report in the Registration Statement of Resource REIT, Inc. on Form S-3 (File No. 333-236040) and Form S-8 (File No. 333-252958).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

March 25, 2021